                                                                     EXHIBIT 2.2


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is entered into as of November 2, 1999, by and among CAYENTA.COM, INC., a Delaware corporation (the "PURCHASER"), THE TITAN CORPORATION, a Delaware corporation ("TITAN"), JB SYSTEMS, Inc., doing business as J.B. SYSTEMS, INC. D.B.A. MAINSAVER and MAINSAVER CORPORATION, a California corporation ("MS"), and the following parties (the "SELLING SHAREHOLDERS"): JKS SEPARATE PROPERTY TRUST, THE GEHL LIVING TRUST, JBS ACQUISITION COMPANY, LLC, EPICOR SOFTWARE CORPORATION and MARK STEVENS ("STEVENS"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

         A. The Selling Shareholders own 1,173,543 shares of the Class A Common Stock and 58,677 shares of the Class B Common Stock of MS (the "SHARES"), which constitute all of the outstanding capital stock of MS.

         B. The Selling Shareholders wish to sell the Shares to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

         The Purchaser, MS and the Selling Shareholders, intending to be legally bound, agree as follows:

1.       SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

         1.1 SALE AND PURCHASE OF SHARES. At the Closing, the Selling Shareholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Shareholders, on the terms and subject to the conditions set forth in this Agreement.

         1.2 PURCHASE PRICE.

                  (a) The aggregate purchase price payable by the Purchaser for the Shares and for the cash-out of the Options and Warrants pursuant to Section 1.2(d) (the "PURCHASE PRICE") shall be $12,900,000, subject to the Working Capital adjustment. The Purchase Price shall be increased on a dollar for dollar basis to the extent MS' estimated Working Capital on the Closing Date (the "ESTIMATED WORKING CAPITAL") is positive or decreased on a dollar for dollar basis to the extent that Estimated Working Capital is negative. The Purchase Price shall be paid by the Purchaser to the Agent in two installments as set forth in Sections 1.2(b) and 1.2(c) subject to post-closing Purchase Price adjustments, if any, as set forth in Section 1.3. The Agent shall be responsible for distributing such payments (net of any fee payable to Parker Mulcahy & Associates pursuant to Section 7.23) to the Selling Shareholders and to the holders of the cashed out Options and Warrants pursuant to Section 1.2(d). Neither the Purchaser nor MS shall be liable to any Selling Shareholder or to the holders of the cashed out Options or Warrants for any of such Selling Shareholder's or such holder's share of the Purchase Price lawfully and properly



                                     1.
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delivered to the Agent in accordance with the terms of this Agreement.
Notwithstanding anything herein to the contrary, the Agent may allocate the Purchase Price to Stevens on a different per share basis and different installment basis than the other Selling Shareholders and Stevens shall not be included as a Selling Shareholder for purposes of the indemnification obligations in Section 6 and Section 7.1.

                  (b) At the Closing, the Purchaser shall pay to the Agent in immediately available funds the Purchase Price (as adjusted for Estimated Working Capital) less (a) $3,000,000 (the "SECOND INSTALLMENT") and less (b) a $500,000 holdback (the "HOLDBACK AMOUNT").

                  (c) The Purchaser shall, and Titan shall cause the Purchaser to, pay the Second Installment of the Purchase Price on the first business day after the 18th month anniversary of the Closing Date (or on such earlier date as the Purchaser may elect). The aggregate amount of the Second Installment shall be $3,000,000 less any setoffs or deductions made pursuant to this Agreement. The Purchaser shall, and Titan shall also cause the Purchaser, to pay with the Second Installment, simple interest on the amount of such installment actually paid at the rate of 7.5% per annum over the period from the Closing Date through the date on which the Second Installment is paid. The Purchaser's obligation to make the payment contemplated by this Section 1.2(c) shall be subject to any right of setoff that the Purchaser may be entitled to exercise (pursuant to Section 6.7). In addition, if the Purchaser shall have made in good faith any claim for indemnification against any of the Selling Shareholders pursuant to this Agreement, including the Damages or Losses in connection with any claim against Gehl pursuant to Section 6.11 and such claim shall not have been setoff in accordance with Section 6.7, then the Purchaser may withhold a good faith estimate of such claim (and the associated interest) from the Second Installment and pay the remaining portion of the Second Installment with interest on the portion paid.

                  (d) Prior to the Closing, MS shall have obtained agreements from each of the holders of vested Options set forth in Part 1.2(a) of the Disclosure Schedule, to terminate the Options in exchange for the right to receive concurrent with the Closing a cash payment on the terms set forth in the Agreement To Terminate Options attached as Part 1.2(d) of the Disclosure Schedule. In addition, prior to the Closing, MS shall have obtained agreements from each of the holders of the Notes under the Convertible Subordinated Loan Agreement dated August 13, 1999 (the "CONVERTIBLE LOAN AGREEMENT") to terminate the right to receive warrants in accordance with Section 4.10 of the Convertible Loan Agreement (the "WARRANTS") in exchange for the right to receive concurrent with the Closing a cash payment on the terms set forth in the Agreement to Terminate Warrants attached as Part 1.2(d) of the Disclosure Schedule. The amounts payable to the holders of the cashed out Options and Warrants (collectively, the "CASH-OUT AMOUNT") shall not be subject to reduction for any offsets made against the Second Installment or any claims for indemnity made against the Selling Shareholders or Gehl pursuant to this Agreement..

                  (e) Attached hereto as Part 1.2 of the Disclosure Schedule is a schedule allocating the Purchase Price among the Selling Shareholders, including Stevens, and among the holders of the cashed out Options and Warrants, assuming there is no Working Capital adjustment to the Purchase Price pursuant to Section 1.3.


                                 2.
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         1.3      POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  (a) The Purchase Price payable pursuant to Section 1.2(a) shall be subject to post-closing adjustment as follows:

                           (i) the Purchase Price shall be increased dollar for
dollar for each dollar of Working Capital that exceeds Estimated Working Capital, if any, provided that the maximum aggregate Purchase Price shall be $14,500,000; or

                           (ii) the Purchase Price shall be reduced dollar for
dollar to the extent the Working Capital (either positive Working Capital or negative Working Capital) is less than Estimated Working Capital, if any.

                  (b) Following completion of the audit in accordance with
Section 1.3(c), the Purchase Price shall be adjusted pursuant to Section 1.3(a). If the Purchase Price is reduced in accordance with Section 1.3(a), such amount shall be deducted from the Holdback Amount and the remainder of the Holdback Amount, if any, shall be paid to the Agent including simple interest thereon at the rate of 7.5% per annum over the period from the Closing Date through the date on which such amount is paid. If the reduction in the Purchase Price exceeds the Holdback Amount, any excess reduction shall be deducted from the Second Installment of the Purchase Price and the interest accrual on such installment shall also be adjusted so that interest accrues on the reduced Second Installment amount of the Purchase Price from the Closing Date. To the extent that the Purchase Price is increased, the Purchaser shall pay to the
Agent: (i) the full Holdback Amount, (ii) any additional amounts owing as a result of an increase in the Purchase Price pursuant to Section 1.3(a), and
(iii) simple interest on the Holdback Amount and the additional Purchase Price at the rate of 7.5% per annum over the period from the Closing Date through the date on which such amount is paid. In no event, however, shall the aggregate Purchase Price paid by the Purchaser exceed $14,500,000.

                  (c) Within 90 days following the Closing, Arthur Andersen LLP ("ARTHUR ANDERSEN") shall audit MS' balance sheet as of October 31, 1999 (the "CLOSING BALANCE SHEET") for conformity to GAAP and issue a draft report thereon. Purchaser shall provide to Agent a copy of the draft report. Any adjustment to the Closing Balance Sheet proposed by Arthur Andersen, including adjustments to Working Capital, shall be subject to review by auditors retained by the Selling Shareholders (the "MS AUDITORS") which review shall be completed no later than 30 days after the Agent receives the report from Arthur Andersen. If the opinions of Arthur Andersen and the MS Auditors differ as to the necessity of the adjustment, a third auditing firm mutually agreeable to the parties shall be selected to review the disputed adjustments. The decision of the third independent auditing firm regarding any such adjustment shall be binding on the parties. The final determination of the amounts payable hereunder shall be based on the final determination of the Working Capital as set forth in the final audited Closing Balance Sheet (the "AUDITED BALANCE SHEET") and each component in the calculation of such amounts shall be made using the Audited Balance Sheet. Each party shall be responsible for any fees and expenses incurred by such party's auditors. Notwithstanding anything in this Agreement to the contrary, if the services of a third independent auditing firm are required pursuant to this Section, the Purchaser and the Selling Shareholders shall each bear and pay 50% of all fees and expenses of such auditing firm.


                                  3.
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                  (d)      At the Closing:

                           (i) the Selling Shareholders shall deliver to the
Purchaser the stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) and the Purchaser shall pay the first installment of the Purchase Price to the Agent as contemplated by Section 1.2;

                           (ii) Mark Stevens, Patrick Gehl and Parker Mulcahy &
Associates shall execute and deliver to the Purchaser and MS a Noncompetition Agreement in the form of Exhibit B;

                           (iii) MS and Mark Stevens shall execute and deliver
an Employment Agreement in the form of Exhibit C;

                           (iv) the Selling Shareholders shall execute and
deliver to the Purchaser and MS a General Release in the form of Exhibit D;

                           (v) the Purchaser shall have received from the
Selling Shareholders' counsel for MS and JBS Acquisition Company, LLC an opinion of such counsel in the form of Exhibit E;

                           (vi) the Selling Shareholders shall execute and
deliver to the Purchaser and MS a certificate (the "CLOSING CERTIFICATE") setting forth the Estimated Working Capital and each of the conditions set forth in Sections 4.3(b), 4.4 and 4.7 has been satisfied in all respects; and

                           (vii) the directors and officers of MS shall resign
from their respective positions as directors and officers of MS.

2.       REPRESENTATIONS AND WARRANTIES OF MS AND SELLING SHAREHOLDERS

         Except as set forth in the disclosure schedules attached hereto (each a "SCHEDULE," and collectively, the "DISCLOSURE SCHEDULE"), as of the date of this Agreement and as of the Closing, MS and the Selling Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

         2.1      DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                  (a) MS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority:

                           (i) to conduct its business in the manner in which
its business is currently being conducted and in the manner in which its business is currently proposed to be conducted;

                           (ii) to own and use its assets in the manner in which
its assets are currently owned and used and in the manner in which its assets are currently proposed to be owned and used; and


                                    4.

                           (iii) to perform its obligations under all MS
Contracts.

                  (b) MS has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "J.B. SYSTEMS, INC.," "MAINSAVER CORPORATION" and "MAINSAVER."

                  (c) MS is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule. Except as set forth in Part 2.1 of the Disclosure Schedule, MS is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

                  (d) Part 2.1 of the Disclosure Schedule accurately sets forth
(i) the names of the members of MS's board of directors, (ii) the names of the members of each committee of MS's board of directors, and (iii) the names and titles of MS's officers.

                  (e) Neither MS nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of MS or the winding up or cessation of MS's business or affairs.

                  (f) MS has no subsidiaries, and except as set forth in Part
2.1 of the Disclosure Schedule MS has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity. MS has not agreed and is not obligated to make any future investment in or capital contribution to any other Entity.

         2.2      ARTICLES OF INCORPORATION AND BYLAWS; RECORDS.

                  (a) MS has delivered to the Purchaser accurate and complete copies of:

                           (i) MS's articles of incorporation and bylaws,
including all amendments thereto;

                           (ii) the stock records of MS; and

                           (iii) the minutes and other records of the
meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of MS, the board of directors of MS and all committees of the board of directors of MS.

         Except as set forth in Part 2.2 of the Disclosure Schedule, there have been no meetings or other proceedings of the shareholders of MS, the board of directors of MS or any committee of the board of directors of MS that are not fully reflected in such minutes or other records.

                  (b) There has not been any violation of any of the provisions of MS's articles of incorporation or bylaws or of any resolution adopted by MS's shareholders, MS's board of directors or any committee of MS's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.


                                    5.

                  (c) Except as set forth in Part 2.2 of the Disclosure Schedule, the books of account, stock records, minute books and other records of MS are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of MS are in the actual possession and direct control of MS. MS has in place, and has at all times had in place, an adequate and appropriate system of internal controls which is at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

         2.3      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of MS consists of:

                           (i) 2,500,000 shares of Class A Common Stock having
no par value and 250,000 shares of Class B Common Stock having no par value, of which 1,173,543 shares of the Class A Common Stock and 58,677 of the Class B Common Stock (the aggregate of such shares constituting all of the Shares) have been issued and are outstanding; and

                           (ii) The Selling Shareholders have, and the Purchaser
will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances. All of such Shares are owned by the Selling Shareholders in the amounts indicated on the Schedule of Shareholders and are being sold to the Purchaser hereunder.

                  (b) All of the Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) were issued in compliance with any applicable preemptive or similar rights and (iv) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements and in compliance with all applicable Contracts. The Selling Shareholders have delivered to the Purchaser accurate and complete copies of the stock certificates evidencing the Shares.

                  (c) Except as set forth in Part 2.3 of the Disclosure Schedule, there is no:

                           (i) outstanding subscription, option, call, warrant
or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of MS;

                           (ii) outstanding security, instrument or obligation
that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of MS;

                           (iii) Contract under which MS is or may become
obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                           (iv) condition or circumstance that may directly or
indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of MS.

                  (d) Except as set forth in Part 2.3 of the Disclosure Schedule, MS has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by MS were reacquired in full compliance with the applicable


                                  6.

provisions of the California General Corporation Law and with all other applicable Legal Requirements.

         2.4      FINANCIAL STATEMENTS.

                  (a) MS has delivered to the Purchaser the following financial statements and notes (collectively, the "MS FINANCIAL STATEMENTS"):

                           (i) the audited balance sheet of MS as of December
31, 1998, and the related audited statements of operations, changes in shareholders' equity and cash flows of MS for the year then ended, together with the notes thereto and the unqualified report and certification of Deloitte and Touche LLP relating thereto;

                           (ii) the unaudited balance sheet of MS as of
December 31, 1997, and the related unaudited statements of operations, changes in shareholders' equity and cash flows of MS for the year then ended, together with the notes thereto;

                           (iii) the unaudited balance sheet of MS as of
August 31, 1999 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited statements of operations, changes in shareholders' equity and cash flows of MS for the eight months then ended, together with the notes thereto; and

                           (iv) the unaudited balance sheet of MS as of
September 30, 1999, and the related unaudited statements of operations, changes in shareholders' equity and cash flows of MS for the nine months then ended, together with the notes thereto (collectively, the "SEPTEMBER FINANCIAL STATEMENTS") .

                  (b) All of the MS Financial Statements are accurate and complete in all respects except that the September Financial Statements are accurate and complete in all material respects. The financial statements and notes referred to in Section 2.4(a)(i) present fairly the financial position of MS as of December 31, 1998 and the results of operations, changes in shareholders' equity and cash flows of MS for the year then ended. The financial statements and notes referred to in Sections 2.4(a)(ii) and 2.4(a)(iii) present fairly the financial position of MS as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of MS for the periods covered thereby. The MS Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered, subject in the case of interim financial statements to normal recurring year-end adjustments and the absence of footnotes.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1998:

                  (a) there has not been any adverse change in MS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on MS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);


                                    7.
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                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of MS's assets (whether or not covered by insurance);

                  (c) MS has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) MS has not sold or otherwise issued any shares of capital stock or any other securities;

                  (e) MS has not amended its articles of incorporation or bylaws and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (f) MS has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by MS in the Ordinary Course of Business;

                  (g) MS has not leased or licensed any asset from any other Person;

                  (h) MS has not made any capital expenditure;

                  (i) MS has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by MS from its inventory in the Ordinary Course of Business;

                  (j) MS has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) MS has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (l) MS has not made any loan or advance to any other Person;

                  (m) MS has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) MS has not entered into, and neither MS nor any of the assets owned or used by MS has become bound by, any Contract that is not an Excluded Contract;

                  (o) no Contract by which MS or any of the assets owned or used by MS is or was bound, or under which MS has or had any rights or interest, has been amended or terminated other than Excluded Contracts;

                  (p) MS has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in


                                8.
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the "LIABILITIES" column of a balance sheet prepared in accordance with GAAP)
incurred by MS in the Ordinary Course of Business;

                  (q) MS has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "LIABILITIES" column of the Unaudited Interim Balance Sheet or have been incurred by MS since December 31, 1998 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

                  (r) MS has not forgiven any debt or otherwise released or waived any right or claim;

                  (s) MS has not changed any of its methods of accounting or accounting practices in any respect;

                  (t) MS has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (u) MS has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

         2.6      TITLE TO ASSETS.

                  (a) MS owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                           (i) all assets reflected on the Unaudited Interim
Balance Sheet (except for inventory sold by MS since August 31, 1999 in the Ordinary Course of Business);

                           (ii) all assets acquired by MS since August 31, 1999
(except for inventory sold by MS since August 31, 1999 in the Ordinary Course of Business);

                           (iii) all assets referred to in Parts 2.8, 2.9, 2.10
and 2.12 of the Disclosure Schedule and all of MS's rights under MS Contracts;
and

                           (iv) all other assets reflected in MS's books and
records as being owned by MS.

         Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by MS free and clear of any Encumbrances.

                  (b) Part 2.6 of the Disclosure Schedule identifies all assets that are being leased or licensed to MS.

         2.7 BANK ACCOUNTS. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of MS at any bank or other financial institution:


                                     9.
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                  (a) the name and location of the institution at which such account is maintained;

                  (b) the name in which such account is maintained and the account number of such account;

                  (c) a description of such account and the purpose for which such account is used;

                  (d) the current balance in such account;

                  (e) the rate of interest being earned on the funds in such account; and

                  (f) the names of all individuals authorized to draw on or make withdrawals from such account.

         There are no safe deposit boxes or similar arrangements maintained by or for the benefit of MS.

         2.8 RECEIVABLES; MAJOR CUSTOMERS.

                  (a) Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of MS as of August 31, 1999.

                  (b) Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of MS (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since August 31, 1999 and have not yet been collected):

                           (i) represent valid obligations of customers of MS
arising from bona fide transactions entered into in the Ordinary Course of Business; and

                           (ii) are current and will be collected in full
(without any counterclaim or setoff) on or before October 31, 2000.

                  (c) Part 2.8 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $250,000 of the gross revenues of MS in 1998, or (ii) more than $250,000 of MS's gross revenues in the first three quarters of 1999. MS has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.8 of the Disclosure Schedule may cease dealing with MS or may otherwise reduce in any material respect the volume of support services provided by MS to such Person below historical levels.

         2.9 INVENTORY. Part 2.9 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of MS as of August 31, 1999. All of MS's existing inventory (including all inventory


                                    10.

that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by MS since August 31, 1999):

                  (a) is of such quality and quantity as to be usable and saleable by MS in the Ordinary Course of Business;

                  (b) has been priced at the lower of cost or market value using the "first-in, first-out" method; and

                  (c) is free of any defect or deficiency.

         The inventory levels maintained by MS (i) are not excessive in light of MS's normal operating requirements, and (ii) are adequate for the conduct of MS's operations in the Ordinary Course of Business.

         2.10     EQUIPMENT, ETC.

                  (a) Part 2.10 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by MS with an original cost of $2,000 or more, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.10 also accurately identifies all tangible assets leased to MS.

                  (b) Each asset identified or required to be identified in Part
2.10 of the Disclosure Schedule:

                           (i) is structurally sound, free of defects and
deficiencies and in good condition and repair (ordinary wear and tear excepted);

                           (ii) complies in all respects with, and is being
operated and otherwise used in full compliance with, all applicable Legal Requirements; and

                           (iii) is adequate for the uses to which it is being
put.

         The assets identified in Part 2.10 of the Disclosure Schedule are adequate for the conduct of MS's business in the manner in which such business is currently being conducted and in the manner in which such business is currently proposed to be conducted.

         2.11 REAL PROPERTY. MS does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in 2.13 of the Disclosure Schedule. Part 2.11 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. MS enjoys peaceful and undisturbed possession of such premises.

         2.12     PROPRIETARY ASSETS.

                  (a) Part 2.12(a) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application


                                 11.

has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.12(a) of the Disclosure
Schedule identifies and provides a brief description of all other material Company Proprietary Assets owned by MS. Part 2.12(a) of the Disclosure
Schedule identifies and provides a brief description of each Proprietary Asset licensed to MS by any Person (except for any Proprietary Asset that is licensed to MS under any third party software license generally available to the public at a cost of less than $1,000 per copy), and identifies the license agreement under which such Proprietary Asset is being licensed to MS. Except as set forth in Part 2.12(a) of the Disclosure Schedule, MS has good, valid and marketable title to all of the Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right (contractual or otherwise) to use all Proprietary Assets identified in Part 2.12(a) of the Disclosure Schedule. Except as set forth in Part 2.12(a) of the Disclosure Schedule, MS is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.12(a) of the Disclosure Schedule, MS has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

                  (b) MS has taken commercially reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.12(b) of the Disclosure Schedule, MS has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or
(ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

                  (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. MS is not infringing, misappropriating or making any unlawful use of, and has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To Knowledge of MS, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) Except as set forth in Part 2.12(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of MS; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by MS to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of MS, and, to the Knowledge of MS, there is no basis for any such claim. To the extent required by GAAP, MS has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that MS may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.


                                  12.

                  (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable MS to conduct its business in the manner in which such business has been and is currently being conducted. Except as set forth in Part 2.12(e) of the Disclosure Schedule, (i) MS has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) MS has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f) Except as set forth in Part 2.12(f) of the Disclosure
Schedule: (i) all current employees of MS and all former employees who were hired on or after August 11, 1998, have executed and delivered to MS an agreement (containing no exceptions to or exclusions from the scope of its coverage except for prior inventions that do not conflict with the operations of MS' businesses or the use of MS' assets) that is substantially identical to the standard form of Employee Proprietary Information and Invention Agreement previously delivered to Purchaser, and (ii) all current consultants and independent contractors of MS and all former consultants and independent contractors of MS engaged on or after August 11, 1998 (excluding bankers, accountants, lawyers and other non-technical consultants and independent contractors) have executed and delivered to MS an agreement (containing no exceptions to or exclusions from the scope of its coverage as it relates to the specific project for which the consultant or independent contractor was hired) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to the Purchaser.

                  (g) All Company Proprietary Assets do not and will not contain any viruses, which shall mean any computer code designed to disrupt, disable, harm, or otherwise impede in any manner, the operation of the computer program, or any other associated software, firmware, hardware, or network (including local area or wide-area networks), in a manner not intended by the creator(s) of such software, firmware, hardware, or network.

         2.13     CONTRACTS.

                  (a) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each MS Contract, except for any Excluded Contract. MS has made available to the Purchaser accurate and complete copies of all MS Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments thereto.

                  (b) Each MS Contract is valid and in full force and effect, and is enforceable by MS in accordance with its terms. No MS Contract contains any term or provision that is extraordinary or that is otherwise not customarily found in Contracts entered into by Comparable Entities.

                  (c) Except as set forth in Part 2.13 of the Disclosure
Schedule:

                           (i) no Person has violated or breached, or declared
or committed any default under, any MS Contract;

                           (ii) no event has occurred, and no circumstance or
condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any MS Contract, (B) give any Person the right to declare a default or exercise


                                  13.

any remedy under any MS Contract, (C) give any Person the right to accelerate the maturity or performance of any MS Contract, or (D) give any Person the right to cancel, terminate or modify any MS Contract;

                           (iii) MS has not received any notice or other
communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any MS Contract; and

                           (iv) MS has not waived any of its rights under any MS
Contract.

                  (d) To the best of the Knowledge of MS, each Person against which MS has or may acquire any rights under any MS Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to MS.

                  (e) Except as set forth in Part 2.13 of the Disclosure
Schedule:

                           (i) MS has never guaranteed or otherwise agreed to
cause, insure or become liable for, and MS has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person;

                           (ii) MS has never been a party to or bound by (A) any
joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest;

                           (iii) MS has not had any determination of
noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                           (iv) MS has complied in all material respects with
all Legal Requirements with respect to all Government Contracts and Government Bids;

                           (v) MS has not, in obtaining or performing any
Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                           (vi) all facts set forth in or acknowledged by MS in
any certification, representation or disclosure statement submitted by MS with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

                           (vii) neither MS nor any of its employees has been
debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge


                            14.

of MS, no circumstances exist that would warrant the institution of debarment or suspension proceedings against MS or any of its employees;

                           (viii) no negative determinations of
responsibility have been issued against MS in connection with any Government Contract or Government Bid;

                           (ix) no direct or indirect costs incurred by MS
have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

                           (x) no Governmental Body, and no prime contractor or
higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to MS under any Government Contract other than routine retentions that are not in dispute;

                           (xi) there are not and have not been any
irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to
(A) any administrative, civil, criminal or other investigation, legal proceeding or indictment involving MS or any of its employees, (B) the questioning or disallowance of any costs submitted for payment by MS, (C) the recoupment of any payments previously made to MS, (D) a finding or claim of fraud, defective pricing or improper payments on the part of MS, or (E) the assessment of any penalties or damages of any kind against MS;

                           (xii) there is not and has not been any (A)
outstanding claim against MS by, or dispute involving MS with, any prime contractor, subcontractor, vendor or other person arising under or relating to the award or performance of any Government Contract, (B) fact known by MS upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Governmental Body against MS;

                           (xiii) MS is not undergoing and has not undergone any
audit, and MS has no knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                           (xiv) MS has not entered into any financing
arrangement or assignment of proceeds with respect to the performance of any Government Contract;

                           (xv) no payment has been made by MS or by any person
acting on its behalf to any person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of MS) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

                           (xvi) MS's cost accounting system is in compliance
with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;


                                  15.

                           (xvii) MS has complied with all applicable
regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other proprietary assets;

                           (xviii) in each case in which MS has delivered or
otherwise provided any technical data, computer software or Company Proprietary Assets to any Governmental Body in connection with any Government Contract, MS has marked such technical data, computer software or Company Proprietary Assets with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other person or entity is able to acquire any unlimited rights with respect to such technical data, computer software or Company Proprietary Assets;

                           (xix) MS has not made any disclosure to any
Governmental Body pursuant to any voluntary disclosure agreement;

                           (xx) MS has not entered into any cost type Government
Contract;

                           (xxi) MS is not and will not be required to make any
filing with or give any notice to, or to obtain any consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement; and

                           (xxii) Neither MS, nor any director, officer, agent,
employee or other person acting on behalf of MS has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither MS, nor any director, officer, agent, employee or other person acting on behalf of MS has accepted or received any unlawful contributions, payments, gifts or expenditures.

                  (f) The performance of the MS Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to MS under any MS Contract or any other term or provision of any MS Contract.

                  (h) The Contracts identified in Part 2.13 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable MS to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

                  (i) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by MS that is currently open.


                                16.

                  (j) Part 2.13 of the Disclosure Schedule provides an accurate description and breakdown of MS's backlog as of October 1, 1999 under the MS Contracts.

         2.14 SECURITY MATTERS. MS is in compliance with all security and related requirements on its Government Contracts.

         2.15 LIABILITIES; MAJOR SUPPLIERS.

                  (a)      MS has no Liabilities, except for:

                           (i) liabilities identified as such in the
"liabilities" column of the Unaudited Interim Balance Sheet;

                           (ii) accounts payable (of the type required to be
reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by MS in the Ordinary Course of Business since August 31, 1999;

                           (iii) MS's obligations under the Contracts listed in
Part 2.13 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts; and

                           (iv) liabilities set forth in Part 2.15 of the
Disclosure Schedule.

                  (b) Part 2.15 of the Disclosure Schedule:

                           (i) provides an accurate and complete breakdown and
aging of MS's accounts payable as of August 31, 1999;

                           (ii) provides an accurate and complete breakdown of
all customer deposits, deferred revenue and other deposits held by MS in excess of $1,000 (with any unlisted deposits, deferred revenue and other deposits not exceeding $15,000 in the aggregate) as of the date of this Agreement; and

                           (iii) provides an accurate and complete breakdown
of MS's long-term debt as of the date of this Agreement.

                  (c) MS has not paid, and MS is not and will not become liable for the payment of, any fees (including brokers, finders or advisory fees), costs or expenses of the type referred to in Section 7.4(a).

                  (d) Part 2.15 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received (i) more than $200,000 from MS in 1997, (ii) more than $200,000 from MS in 1998, or (iii) more than $200,000 from MS in the first three quarters of 1999.

         2.16     COMPLIANCE WITH LEGAL REQUIREMENTS.

                  (a) Except as set forth in Part 2.16 of the Disclosure
Schedule:



                               17.

                           (i) MS is in full compliance with each Legal
Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (ii) MS has at all times been in full compliance with
each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) no event has occurred, and no condition or
circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by MS of, or a failure on the part of MS to comply with, any Legal Requirement; and

                           (iv) MS has not received, at any time, any notice or
other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of MS to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                  (b) MS does not have any report, study, survey or other document that addresses or otherwise relates to the compliance of MS with, or the applicability to MS of, any Legal Requirement.

                  (c) To the best of the Knowledge of MS and the Selling Shareholders, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on MS's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of MS or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.17     GOVERNMENTAL AUTHORIZATIONS.

                  (a)      Part 2.17 of the Disclosure Schedule identifies:

                           (i) each Governmental Authorization that is held by
MS; and

                           (ii) each other Governmental Authorization that, to
the best of the Knowledge of MS and the Selling Shareholders, is held by any of MS's employees and relates to or is useful in connection with MS's business.

         MS has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule is valid and in full force and effect.

                  (b) Except as set forth in Part 2.17 of the Disclosure
Schedule:


                                   18.

                           (i) MS and its employees are, and MS and its
respective employees have at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule;

                           (ii) no event has occurred, and no condition or
circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule;

                           (iii) MS has never received, and, to the best of the
Knowledge of MS and the Selling Shareholders, no employee of MS has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                           (iv) all applications required to have been filed for
the renewal of the Governmental Authorizations required to be identified in Part
2.17 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                  (c) The Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable MS to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is currently proposed to be conducted, and (ii) to permit MS to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are currently proposed to be owned and used.

         2.18     TAX MATTERS.

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by MS (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by MS has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) Part 2.18 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of any of MS with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("MS RETURNS"). Except as set forth in Part 2.18 of the Disclosure Schedule, all MS Returns (i) have been filed when due, and (ii) have


                                 19.

been filed accurately and completely and prepared in full compliance with all applicable Legal Requirements. All amounts shown on the MS Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the MS Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. MS has delivered to the Purchaser accurate and complete copies of all MS Returns filed since December 31, 1995.

                  (c) The MS Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. MS has established, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from September 30, 1995 through the Closing Date, and MS will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                  (d) Each MS Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1995 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.18 of the Disclosure Schedule accurately identifies each examination or audit, if any, of any MS Return that has been conducted since December 31, 1986. MS has made available to the Purchaser accurate and complete copies of all audit reports and similar documents (to which MS has access) relating to MS Returns. Except as set forth in Part 2.18 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the MS Returns has been granted (by MS or any other Person), and no such extension or waiver has been requested from MS.

                  (e) Except as set forth in Part 2.18 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to MS in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by MS. MS has not entered into and has not become bound by any agreement or consent pursuant to Section 341(f) of the Code. MS has not been, and MS will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of MS that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. MS is not, and MS has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.19     EMPLOYEE AND LABOR MATTERS.

                  (a) Part 2.19 of the Disclosure Schedule accurately sets forth, with respect to each employee of MS earning an annual base salary of $40,000 or greater (including any employee of MS who is on a leave of absence or on layoff status):



                                   20.

                           (i) the name of such employee and the date as of
which such employee was originally hired by MS;

                           (ii) such employee's title, and a description of
such employee's duties and responsibilities;

                           (iii) the aggregate dollar amount of the
compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from MS with respect to services performed in 1998;

                           (iv) such employee's annualized compensation as of
the date of this Agreement;

                           (v) each Current Benefit Plan in which such
employee participates or is eligible to participate; and

                           (vi) any Governmental Authorization that is held
by such employee and that relates to or is useful in connection with MS's business.

                  (b) Part 2.19 of the Disclosure Schedule accurately identifies each former employee of MS who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from MS or otherwise) relating to such former employee's employment with MS; and Part 2.19 of the Disclosure Schedule accurately describes such benefits.

                  (c) Except as set forth in Part 2.19 of the Disclosure Schedule, MS is not a party to or bound by, and MS has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                  (d) The employment of each of MS's employees is terminable by MS at will. MS has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of MS.

                  (e) To the best of the Knowledge of MS and the Selling
Shareholders:

                           (i) no employee of MS intends to terminate his
employment with MS;

                           (ii) no employee of MS has received an offer to
join a business that may be competitive with MS's business; and

                           (iii) no employee of MS is a party to or is bound
by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of MS, or (B) MS's business or operations.

                                     21.

                  (f) MS is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting MS or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         2.20     BENEFIT PLANS; ERISA.

                  (a) Part 2.20 of the Disclosure Schedule identifies and provides an accurate and complete description of each Current Benefit Plan and each Past Benefit Plan. MS has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Company Plans identified in Part 2.20 of the Disclosure Schedule; and MS has never provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 2.20 of the Disclosure Schedule.

                  (b)      No Company Plan:

                           (i) provides or provided any benefit guaranteed by
the Pension Benefit Guaranty Corporation;

                           (ii) is or was a "multiemployer plan" as defined
in Section 4001(a)(3) of ERISA; or

                           (iii) is or was subject to the minimum funding
standards of Section 412 of the Code or Section 302 of ERISA.

         There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with MS as a single employer within the meaning of Section 414 of the Code.

                  (c) MS has delivered to the Purchaser, with respect to each Company Plan:

                           (i) an accurate and complete copy of such Company
Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                           (ii) an accurate and complete copy of each
Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Company Plan;

                           (iii) an accurate and complete copy of any
description, summary, notification, report or other document that has been furnished to any employee of MS with respect to such Company Plan;

                                     22.

                           (iv) an accurate and complete copy of any form,
report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Company Plan; and

                           (v) an accurate and complete copy of any
determination letter, notice or other document that has been issued by, or that has been received by MS from, any Governmental Body with respect to such Company Plan.

                  (d) Each Current Benefit Plan is being operated and administered in full compliance with the provisions thereof, and each Company Plan has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis.

                  (e) Each Current Benefit Plan complies and is being operated and administered in full compliance with, and each Company Plan has at all times complied and been operated and administered in full compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. MS has never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Company Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither MS, nor any Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of MS or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject MS to any Liability for breach of any fiduciary duty or any other duty. No Company Plan, and no Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of any such administrator or fiduciary):

                           (i) has engaged in a "prohibited transaction"
within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                           (ii) has failed to perform any of the
responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or

                           (iii) has taken any action that (A) may subject
such Company Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other
Person) of any claim under, on behalf of or with respect to such Company Plan.

                  (f) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of MS (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Company Plan or with respect to any other matter relating to any Company Plan, or (ii) with respect to any proposal or intention on the part of MS to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

                                     23.

                  (g) Except as set forth in Part 2.20 of the Disclosure Schedule, MS has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         2.21     ENVIRONMENTAL MATTERS.

                  (a) MS is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

                  (b) MS has never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against MS in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in MS becoming subject to, any such Liability.

                  (c) Except as set forth in Part 2.21 of the Disclosure Schedule, MS has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 2.21 of the Disclosure Schedule, MS has never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                           (i) on or beneath the surface of any real property
that is, or that has at any time been, owned by, leased to, controlled by or used by MS;

                           (ii) in or into any surface water, groundwater,
soil or air associated with or adjacent to any such real property; or

                           (iii) in or into any well, pit, pond, lagoon,
impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by MS.

                  (d) All property that is owned by, leased to, controlled by or used by MS, and all surface water, groundwater, soil and air associated with or adjacent to such property:

                           (i) is in clean and healthful condition;

                           (ii) except as set forth in Part 2.21 of the
Disclosure Schedule is free of any Hazardous Material and any harmful chemical or physical conditions; and

                                      24.

                           (iii) is free of any environmental contamination
of any nature.

                  (e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by MS, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by MS:

                           (i) is in sound condition; and

                           (ii) has been demonstrated by accepted testing
methodologies to be free of any corrosion or leaks.

         2.22     SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (a) Each product that has been sold by MS to any Person:

                           (i) conformed and complied in all respects with
the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                           (ii) was free of any design defects, programming
errors, construction defects or other defects or deficiencies at the time of sale. All repair services, technical, maintenance and other services that have been performed by MS were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) MS will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, MS on or at any time prior to the Closing Date.

                  (c) No product manufactured or sold by MS has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) Except as set forth in Part 2.22 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against MS (i) under or based upon any warranty provided by or on behalf of MS, or (ii) under or based upon any other warranty relating to any product sold by MS or any services performed by MS. To the best of the Knowledge of MS and the Selling Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                  (e) MS has in place, and has at all times had in place, an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Comparable Entities.

                                     25.

         2.23     INSURANCE.

                  (a) Part 2.23 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, MS:

                           (i) the name of the insurance carrier that issued
such policy and the policy number of such policy;

                           (ii) whether such policy is a "claims made" or an
"occurrences" policy;

                           (iii) a description of the coverage provided by
such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage);

                           (iv) the annual premium payable with respect to
such policy, and the cash value (if any) of such policy; and

                           (v) a description of any claims pending, and any
claims that have been asserted in the past, with respect to such policy.

         Part 2.23 also identifies (1) each pending application for insurance that has been submitted by or on behalf of MS, and (2) each self-insurance or risk-sharing arrangement affecting MS or any of its assets. MS has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.23 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.23 of the Disclosure Schedule.

                  (b) Each of the policies identified in Part 2.23 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the Knowledge of MS and the Selling Shareholders, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure MS's business, assets, operations, key employees, services and potential liabilities; and said insurance coverage is at least as comprehensive as the insurance coverage customarily maintained by Comparable Entities.

                  (c) Except as set forth in Part 2.23 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.23 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (d)      MS has not received:

                                     26.

                           (i) any notice or other communication (in writing
or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.23 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                           (ii) any notice or other communication (in writing
or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.23 of the Disclosure Schedule; or

                           (iii) any indication that the issuer of any of the
policies identified in Part 2.23 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.24 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.24 of the Disclosure Schedule:

                  (a) no Related Party has, and no Related Party has at any time since December 31, 1995 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of MS;

                  (b) no Related Party is, or has at any time since December 31, 1995 been, indebted to MS;

                  (c) since December 31, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving MS;

                  (d) no Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with MS in any market served by MS;

                  (e) no Related Party has any claim or right against MS; and

                  (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against MS.

         2.25 CERTAIN PAYMENTS, ETC. Neither MS nor any officer, employee, agent or other Person associated with or acting for or on behalf of MS, has at any time, directly or indirectly:

                  (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                  (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of MS;

                                     27.

                  (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                  (d) performed any favor or given any gift which was not deductible for federal income tax purposes;

                  (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

                  (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         2.26 PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.26 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding:

                           (i) that involves MS or that otherwise relates to
or might affect MS's business or any of the assets owned or used by MS (whether or not MS is named as a party thereto); or

                           (ii) that challenges, or that may have the effect
of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         Except as set forth in Part 2.26 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) Except as set forth in Part 2.26 of the Disclosure Schedule, no Proceeding has ever been commenced by or against MS; and no Proceeding otherwise involving or relating to MS has been pending or threatened at any time.

                  (c) MS has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which MS has access that relate to the Proceedings identified in Part 2.26 of the Disclosure Schedule.

                  (d) There is no Order to which MS, or any of the assets owned or used by MS, is subject; and none of the Selling Shareholders is subject to any Order that relates to MS's business or to any of the assets owned or used by MS.

                  (e) To the best of the Knowledge of MS and the Selling Shareholders, no officer or employee of MS is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to MS's business.

                  (f) There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on MS's business, condition, assets, liabilities, operations,

                                     28.

financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of MS or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.27     AUTHORITY; BINDING NATURE OF AGREEMENTS.

                  (a) MS has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by MS of this Agreement have been duly authorized by all necessary action on the part of MS and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of MS, enforceable against MS in accordance with its terms.

                  (b) Each Selling Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Shareholder's obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Shareholders, enforceable against each of the Selling Shareholders in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Shareholder who is a party thereto, and will be enforceable against such Selling Shareholder in accordance with its terms.

                  (c) The respective spouses of the Selling Shareholders have the absolute and unrestricted right, power and capacity to execute and deliver and to perform their obligations under the Spousal Consents being executed by them. Said Spousal Consents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms.

                  (d) The Agent has the unrestricted right, power, authority and capacity to act for and bind each of the Selling Shareholders with respect to all matters relating to the Transactional Agreements and the Transactions.

         2.28 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.28 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of
(i) any of the provisions of MS's articles of incorporation or bylaws, or
(ii) any resolution adopted by MS's shareholders, MS's board of directors or any committee of MS's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which MS or any of the Selling
Shareholders, or any of the assets owned or used by MS, is subject;

                  (c) cause MS, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

                                     29.

                  (d) cause any of the assets owned or used by MS to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by MS or any of its employees or that otherwise relates to MS's business or to any of the assets owned or used by MS;

                  (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any MS Contract other than an Excluded Contract;

                  (g) give any Person the right to (i) declare a default or exercise any remedy under any MS Contract (other than an Excluded Contract),
(ii) accelerate the maturity or performance of any MS Contract (other than an Excluded Contract), or (iii) cancel, terminate or modify any MS Contract (other than an Excluded Contract);

                  (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders is bound; or

                  (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by MS.

         Except as set forth in Part 2.28 of the Disclosure Schedule, neither MS nor any of the Selling Shareholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.29 YEAR 2000 COMPLIANCE. Except as set forth in Part 2.29 of the Disclosure Schedule, all of MS' products (including products sold, marketed or distributed by MS) and internal systems are designed to be used prior to, during and after the year 2000, and are Year 2000 Compliant.

         2.30 BROKERS. Neither MS nor any of the Selling Shareholders has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions other than Parker Mulcahy & Associates as set forth in Section 7.23.

         2.31     SELLING SHAREHOLDERS.

                  (a) Each Selling Shareholder has the capacity and financial capability to comply with and perform all of such Selling Shareholder's covenants and obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party.

                  (b)      No Selling Shareholder:



                                   30.

                           (i) has, at any time, (A) made a general assignment
for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Shareholder's assets, (D) admitted in writing such Selling Shareholder's inability to pay such Selling Shareholder's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements; or

                           (ii) is subject to any Order that may have an adverse
effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements.

                  (c) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling Shareholder to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.32     FULL DISCLOSURE.

                  (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) Except as set forth in Part 2.32 of the Disclosure Schedule, there is no fact within the Knowledge of MS or any of the Selling Shareholders (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (i) may have an adverse effect on MS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of MS or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c) All of the information set forth in the Disclosure Schedule, and all other information regarding MS and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to the Purchaser or any of its Representatives by or on behalf of MS or any of MS's Representatives, is accurate and complete in all respects.

                  (d) MS and the Selling Shareholders have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of MS's records and other documents and data.


                                   31.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants, to and for the benefit of the Selling Shareholders, as follows:

         3.1 ACQUISITION OF SHARES. The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Upon the adoption of appropriate resolutions by the Purchaser's board of directors:

                  (a) the Purchaser will have the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

                  (b) the execution, delivery and performance of this Agreement by the Purchaser will have been duly authorized by all necessary action on the part of the Purchaser and its board of directors; and

                  (c) this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         3.3 BROKERS. Except for fees payable to Batchelder and Partners, Inc. pursuant to its agreement with the parent company of the Purchaser, the Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

4.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 7.16):

         4.1 ACCURACY OF REPRESENTATIONS. All of the other representations and warranties made by MS and the Selling Shareholders in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement.

         4.2 PERFORMANCE OF OBLIGATIONS.

                  (a) MS and the Selling Shareholders shall have executed and delivered each of the agreements required to be executed and delivered by MS or the Selling Shareholders pursuant to Section 1.4(b).

                  (b) The Selling Shareholders shall have delivered to the Purchaser the certificates representing the Shares as required by Section 1.4(b)(i), and each Selling Shareholder


                                   32.

shall have executed and delivered each of the other documents required to be executed and delivered by such Selling Shareholders pursuant to Section 1.4(b).

                  (c) All of the other covenants and obligations that MS and the Selling Shareholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         4.3 APPROVAL OF PURCHASER'S BOARD OF DIRECTORS; CONSENTS.

                  (a) The Purchaser's board of directors shall have ratified the execution of this Agreement by the Purchaser and shall have approved the consummation of the Transactions.

                  (b) Each of the Consents identified in Part 2.28 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

         4.4 NO ADVERSE CHANGE. There shall have been no adverse change in MS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since August 31, 1999 other than an increase in negative Working Capital of approximately $100,000.

         4.5 ADDITIONAL DOCUMENTS. Purchaser shall have received such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by MS or any of the Selling Shareholders, (ii) evidencing the compliance by MS or any of the Selling Shareholders with, or the performance by MS or any of the Selling Shareholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 4, or
(iv) otherwise facilitating the consummation or performance of any of the Transactions.

         4.6 NO PROCEEDINGS. There shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         4.7 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of MS, or
(b) may be entitled to all or any portion of the Purchase Price.

         4.8 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.


                                       33.

         4.9 TERMINATION OF WARRANT RIGHTS. All rights to receive Warrants to purchase shares of MS' capital stock upon the payment in full of the obligations evidenced by the Convertible Loan Agreement shall be terminated in exchange for the right to receive cash pursuant to Section 1.2(d).

         4.10 TERMINATION OF OPTIONS. All Options (other than the Options of Mark Stevens which have all been exercised) shall have been terminated in exchange for the right to receive cash pursuant to Section 1.2(d).

5.       CONDITIONS PRECEDENT TO SELLING SHAREHOLDERS' OBLIGATION TO CLOSE

         The Selling Shareholders' obligation to sell the Shares and to take the other actions required to be taken by the Selling Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Agent, in whole or in part, in accordance with Section 7.16):

         5.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         5.2 PURCHASER'S PERFORMANCE.

                  (a) The Purchaser shall have made the cash payments contemplated by Sections 1.4(b)(i) and paid or caused to be paid the outstanding indebtedness of MS under the Convertible Loan Agreement and under the credit agreement with Union Bank of California, N.A.

                  (b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         5.3 NO INJUNCTION. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Shares by the Selling Shareholders to the Purchaser.

         5.4 MODIFICATION OF GEHL NOTE. Concurrent with the Closing, Patrick P. Gehl ("Gehl") shall have exchanged the Secured Promissory Note dated August 11, 1998 (the "Secured Note") for a new unsecured promissory note with an original principal amount of $500,000 in the form of Exhibit F hereto (the "New Note") and Purchaser shall have paid or shall have caused MS to have paid Gehl in cash $900,000 in principal and any accrued interest on the Secured Note. Titan shall cause MS to pay the New Note, less any setoffs, in accordance with its terms.


                                    34.

6.       INDEMNIFICATION, ETC.

         6.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                  (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation):

                           (i) the Closing and the sale of the Shares to the
Purchaser;

                           (ii) any sale or other disposition of any or all of
the Shares by the Purchaser; and

                           (iii) any Acquisition Transaction effected by or
otherwise involving the Purchaser or MS.

         All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive until 11:59 p.m. on the 18th month anniversary of the Closing Date.

                  (b) The representations, warranties, covenants and obligations of MS and the Selling Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by MS and the Selling Shareholders in this Agreement.

         6.2 INDEMNIFICATION BY SELLING SHAREHOLDERS.

                  (a) The Selling Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                           (i) any Breach of any representation or warranty made
by MS or any of the Selling Shareholders in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate;

                           (ii) any Breach of any representation, warranty,
statement, information or provision contained in the Disclosure Schedule;

                           (iii) any Breach of any covenant or obligation of MS
or any of the Selling Shareholders;



                                 35.

                           (iv) any Liability to which MS or any of the other
Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of MS on or at any time on or prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by MS on or at any time on or prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of MS on or at any time on or prior to the Closing Date;

                           (v) any matter identified or referred to in Part 2.16
or Part 2.26 of the Disclosure Schedule (including with limitation Generation Systems, Rock Island Arsenal, Navy Public Works Center - Pearl Harbor (customer no. 2296), Smithfield Foods, Inc. (customer no. 322), Lexington Medical (customer no. 3266), Ivanhoe, Inc., Processing Concepts and the Espinoza claims);

                           (vi) any claim by any former Option or Warrant holder
relating to the cash-out of the Options or Warrants pursuant to Section 1.2(d) of this Agreement;

                           (vii) any Liability (on a dollar for dollar basis)
arising from MS' ownership of an equity interest in Cima Computacion & Informatica, S.A. de C.V.;

                           (viii) any Liability (as measured by the loss of tax
benefit resulting from a reduction in the net operating loss) or cash expense (on a dollar for dollar basis) incurred by MS or the Purchaser as a result of MS' adjustment to taxable income resulting from the change from the cash method of accounting to the accrual method of accounting;

                           (ix) any Liability not to exceed $50,000 incurred on
or before December 31, 1999 to make the accounting system Year 2000 Compliant;

                           (x) any Proceeding relating directly or indirectly to
any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," "(v)," "(vi)," "(vii)," "(viii)" or "(x)"
above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 6).

                  (b) The Selling Shareholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to MS or MS's business, condition, assets, liabilities, operations, financial performance or net income (or any aspect or portion thereof), or if MS becomes subject to any Liability of the type referred to in clauses "(iv)" "(vii)" or
(viii) of Section 6.2(a) or becomes subject to a claim referred to in clauses "(v)," "(vi)" or "(vii)", then the Purchaser itself shall be deemed, by virtue of its ownership of common stock of MS, to have incurred Damages, if any, as a result of such Breach, Liability, claim or matter. Nothing contained in this
Section 6.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or



                                     36.

otherwise), or (iii) limiting the rights of MS or any of the other Indemnitees under this Section 6.2.

         6.3      THRESHOLD/LIMITATION.

                  (a) Subject to Section 6.3(c), the Selling Shareholders shall not be required to make any indemnification payment pursuant to Section 6.2 for any Breach of any of their representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate, provided that this limitation shall not apply with respect to any claim for indemnity made with respect to any claim subject to Section 6.11. At such time as the total amount of such Damages exceeds $150,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against all Damages arising from any Breach of any representations and warranties in excess of the first $50,000 in Damages, which shall be a deductible.

                  (b) Subject to Section 6.3(c), the Selling Shareholders shall have no liability with respect to the matters described in Section 6.2 (whether arising from a third party claim or otherwise) to the extent total payments made by the Selling Shareholders with respect to such matters (excluding any Damages or Losses paid by Gehl pursuant to Section 6.11) exceed $3,000,000.

                  (c) The limitation on the Selling Shareholders' obligations that is set forth in Section 6.3(a) or 6.3(b) shall not apply to (i) any Breach of any of the Specified Representations, or (ii) any Breach arising directly or indirectly as a result of reckless or willful misconduct on the part of any director, officer, management employee, or other Representative of MS or any of the Selling Shareholders on or prior to the Closing Date.

         6.4 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in Section 6.2, subject to the threshold and deductible in
Section 6.3(a) and the limitation in 6.3(b), if there is any Breach of any representation or warranty made by MS or any of the Selling Shareholders, then the Selling Shareholders, jointly and severally, shall be obligated to pay such amounts to MS and take such other actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to MS or the Purchaser).

         6.5 NO CONTRIBUTION. Each Selling Shareholder waives, and acknowledges and agrees that such Selling Shareholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against MS in connection with any indemnification obligation or any other Liability to which such Selling Shareholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         6.6 INTEREST. Except with respect to Damages set off against the Second Installment on which the Purchaser pays no interest, any party that is required to indemnify any other Person



                                  37.

pursuant to this Section 6 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three percentage points above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

         6.7 SETOFF. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this Section 6 against the Second Installment; provided that Purchaser complies with the following procedure:

                  (a) Prior to any setoff, the Purchaser shall deliver to the Agent a claim notice (a "CLAIM NOTICE") that shall state in reasonable detail:
(i) the nature of the Breach (or Loss), Liability or other matter for which indemnification is sought under Section 6, (ii) the estimated amount of such Damages (or Losses), Liability or matter and the date on which such Damages (or Losses), Liability or matter were suffered or incurred or are expected in good faith to be suffered or incurred.

                  (b) Upon the request of the Agent, the Purchaser shall reasonably provide non-privileged documents, records and other information relating to each claim in the Claim Notice.

                  (c) If the Agent agrees with the Claim Notice or fails to respond within 30 calendar days commencing on the date of delivery of the Claim Notice, then Buyer may set off the claims set forth in the Claims Notice against the Second Installment.

                  (d) If, during the 30 day period commencing on the date of delivery of a Claim Notice, Purchaser shall have received a written notice from or on behalf of the Agent stating that Agent in good faith disputes the claim asserted in such Claim Notice, then the Purchaser shall not make any set off against the Second Installment for a period of 45 days during which the Purchaser and Agent shall engage in discussions about a potential resolution of the disputed claims in accordance with Section 7.22. If the Purchaser and the Agent fail to resolve any dispute in accordance with Section 7.22, then the Purchaser may set off the full amount of claim set forth in the disputed Claim Notice, without prejudice to the right of the Agent (on behalf of the Selling Shareholders) to seek recovery of the setoff amount through an arbitration proceeding under Section 7.24 of this Agreement.

         6.8 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise); PROVIDED, HOWEVER, that any right or remedy that such Person may be entitled to exercise shall be subject to the liability limits in Section 6.3.



                                      38.

         6.9 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against MS, against any other Indemnitee or against any other Person) with respect to which any of the Selling Shareholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 6, the Purchaser shall have the right, at its election, to designate the Agent to assume the defense of such claim or Proceeding at the sole expense of the Selling Shareholders. If the Purchaser so elects to designate the Agent to assume the defense of any such claim or Proceeding:

                  (a) the Agent shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

                  (b) the Purchaser shall make available to the Agent any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

                  (c) the Agent shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

                  (d) the Purchaser, at its own expense, shall have the right to participate in the defense of such claim or Proceeding;

                  (e) the Agent shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld if the settlement includes a general release of MS and the Purchaser, involves no prohibition or restriction on the use of any asset of MS or Purchaser or the conduct of any business by MS or Purchaser and requires no payment from the Purchaser or MS); and

                  (f) the Purchaser may at any time (notwithstanding the prior designation of the Agent to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

         If the Purchaser does not elect to designate the Agent to assume the defense of any such claim or Proceeding (or if, after initially designating the Agent to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                           (i) all reasonable expenses relating to the defense
of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Selling Shareholders;

                           (ii) the Selling Shareholders shall make available to
the Purchaser any non-privileged documents and materials in the possession or control of any of the Selling Shareholders that may be necessary to the defense of such claim or Proceeding;

                           (iii) the Purchaser shall keep the Agent informed of
all material developments and events relating to such claim or Proceeding;



                                 39.

                           (iv) the Agent, at its own expense, shall have the
right to participate in the defense of such claim or proceeding; and

                           (v) the Purchaser shall have the right to settle,
adjust or compromise such claim or Proceeding with the prior written consent of the Agent; PROVIDED, HOWEVER, that the Agent shall not unreasonably withhold such consent.

         6.10 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         6.11 SURVIVAL OF INDEMNITY IN FAVOR OF MS. In addition to any other rights of indemnification granted hereunder, any and all rights to indemnity granted by Gehl pursuant to that certain Agreement and Plan of Merger dated August 11, 1998 among JBS Acquisition, Inc., MS and Gehl as modified by that certain Settlement Agreement and Release dated April 30, 1999 among MS and the parties thereto (collectively, the "INDEMNITY AGREEMENT"), shall remain in full force and effect and shall survive the Closing of the transactions contemplated by this Agreement. The Purchaser or MS shall collect any Losses (as defined in the Indemnity Agreement) first from Gehl through an offset against the New Note and relate to a matter for which the Selling Shareholders are obligated to provide indemnity under this Agreement in accordance with the Indemnity Agreement. To the extent Damages attributable to the Losses exceed the New Note, then the Purchaser may recover any shortfall against the Selling Shareholders (with such right to collect the balance surviving the termination of the representations and warranties) without regard to whether any deductible or threshold has been satisfied. If both the Rock Island Arsenal claim and the Generation Systems claim disclosed on Part 2.26 of the Disclosure Schedule are finally settled or resolved by final non-appealable judgment prior to the maturity of the New Note for less than an aggregate of $300,000 in Damages or Losses to MS (that have not otherwise been paid or reimbursed by Gehl), then the Purchaser will cause MS to prepay principal on the New Note in an amount equal to the difference between $300,000 and the aggregate Losses or Damages to MS from such claims (that have not otherwise been paid or reimbursed by Gehl) within five (5) business days of the final resolution of both the claims. To the extent that the Selling Shareholders (other than Gehl) indemnify any Indemnitee pursuant to Section 6.11 with respect to any Loss other than one attributable to Rock Island Arsenal or Generation Systems, then the Selling Shareholders (excluding Gehl) shall be subrogated to MS' rights under the Indemnity Agreement with respect to such Loss; provided however, that if Gehl joins MS, Purchaser or any Indemnitee as parties to any claim brought by the Selling Shareholders under the Indemnity Agreement or cross-claims against MS, Purchaser or any Indemnitee, then the Selling Shareholders shall indemnify and hold the Purchaser and the Indemnitee harmless for any Damages, including legal fees incurred.



                                   40.

7.       MISCELLANEOUS PROVISIONS

         7.1      JOINT AND SEVERAL LIABILITY.  Subject to Section 6.5:

                  (a) the Selling Shareholders jointly and severally agree that they shall be jointly and severally liable with MS for the due and timely compliance with and performance of each of the covenants and obligations of MS set forth in this Agreement and that is to be performed prior to the Closing; and

                  (b) each Selling Shareholder agrees that such Selling Shareholder shall be jointly and severally liable with each of the other Selling Shareholders for the due and timely compliance with and performance of each of the covenants and obligations of such other Selling Shareholders set forth in this Agreement.

         7.2      SELLING SHAREHOLDERS' AGENT.

                  (a) The Selling Shareholders hereby irrevocably nominate, constitute and appoint JBS Acquisition Company, LLC as the agent and true and lawful attorney-in-fact of the Selling Shareholders (the "AGENT"), with full power of substitution, to act in the name, place and stead of the Selling Shareholders for purposes of executing any documents and taking any actions that the Agent may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with any of the Transactional Agreements or any of the Transactions. JBS Acquisition Company, LLC hereby accepts its appointment as Agent.

                  (b) The Selling Shareholders hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Shareholders (in the name of any or all of the Selling Shareholders or otherwise) any and all documents that the Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in its sole discretion, determine to be appropriate (including the General Release referred to in Section 1.4(b)(iv), the Closing Certificate and any amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements:

                           (i) the Purchaser shall be entitled to deal
exclusively with the Agent on all matters relating to the this Agreement and the Transaction (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Shareholder); and

                           (ii) each Indemnitee shall be entitled to rely
conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Shareholder by the Agent, as fully binding upon such Selling Shareholder.

                  (c) The Selling Shareholders recognize and intend that the power of attorney granted in Section 7.4(a):

                           (i) is coupled with an interest and is irrevocable;



                                 41.

                           (ii) may be delegated by the Agent; and

                           (iii) shall survive the death or incapacity of each
of the Selling Shareholders.

                  (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by its to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Shareholder or to have been signed and presented by a Selling Shareholder.

                  (e) If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Shareholders.

                  (f) All expenses incurred by the Agent in connection with the performance of her duties as Agent shall be borne and paid by the Selling Shareholders.

         7.3 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         7.4      FEES AND EXPENSES.

                  (a) Without limiting the generality of anything contained in
Section 7.4(b), the Selling Shareholders shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for MS) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of MS or any of the Selling Shareholders in connection with:

                           (i) the negotiation, preparation and review of any
term sheet or similar document relating to any of the Transactions;

                           (ii) the investigation and review conducted by the
Purchaser and its Representatives with respect to MS's business (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review);

                           (iii) the negotiation, preparation and review of this
Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;

                           (iv) the preparation and submission of any filing or
notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

                           (v) the consummation and performance of the
Transactions.



                                42.

         MS shall not bear or pay, and the Selling Shareholders shall not permit MS to bear or pay, any such fees, costs or expenses.

                  (b) Subject to the provisions of Section 6 (including the indemnification and other obligations of the Selling Shareholders thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with:

                           (i) the negotiation, preparation and review of any
term sheet or similar document relating to any of the Transactions;

                           (ii) the investigation and review conducted by the
Purchaser and its Representatives with respect to MS's business;

                           (iii) the negotiation, preparation and review of this
Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and

                           (iv) the consummation and performance of the
Transactions.

         7.5 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  if to MS:

                                    J.B. Systems, Inc.
                                    21800 Oxnard Street, Suite 1000
                                    Woodland Hills, CA  91367
                                    Attention:   President
                                    Facsimile:  (818) 716-4168

                  if to JKS Separate Property Trust or Mark Stevens

                                    Mark Stevens
                                    4540 Falconridge
                                    San Diego, CA  92130
                                    Facsimile:  (619) 755-4527



                                   43.

                  if to Gehl Living Trust:

                                    Patrick P. Gehl
                                    79-055 Calle Brisa
                                    La Quinta, CA  92253
                                    Facsimile:  (760) 771-2239

                  if to JBS Acquisition Company, LLC:

                                    JBS Acquisition Company, LLC
                                    333 South Grand Avenue, Suite 1560
                                    Los Angeles, CA  90071
                                    Attention:   Ronald S. Parker
                                    Facsimile:  (213) 617-1190

                  if to Epicor Software Corporation:

                                    Epicor Software Corporation
                                    195 Technology Drive
                                    Irvine, CA  92614
                                    Attention:   General Counsel
                                    Facsimile:  (949) 585-4447

                  if to the Purchaser:

                                    David Porreca
                                    Cayenta.com, Inc.
                                    c/o The Titan Corporation
                                    3033 Science Park Road
                                    San Diego, CA  92121-1199
                                    Facsimile:  (858) 552-9759

                  if to The Titan Corporation:

                                    Nicholas J. Costanza
                                    The Titan Corporation
                                    3033 Science Park Road
                                    San Diego, CA  92121-1199
                                    Facsimile:  (858) 552-9759

                  WITH A COPY TO:

                                    Barbara L. Borden
                                    Cooley Godward LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, CA  92121-2128
                                    Facsimile:  (858) 453-3555

         7.7 PUBLICITY. Without limiting the generality of anything contained in this Agreement, on and at all times after the Closing Date:



                                    44.

                  (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of any of the Selling Shareholders, and the Selling Shareholders shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; and

                  (b) each Selling Shareholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Shareholder's possession that relates directly or indirectly to the business of MS, the Purchaser or any affiliate of the Purchaser.

         7.8 WAIVER AND TERMINATION OF EPICOR OPTION RIGHTS. Upon the execution of this Agreement, Epicor Software Corporation ("EPICOR") hereby waives any and all rights or options it may have under that certain Purchase Option Agreement dated as of August 11, 1998 (the "PURCHASE OPTION AGREEMENT") by and among MS, Epicor (as successor to DataWorks Corporation ("DATAWORKS")), Mark W. Stevens, JBS Acquisition Company, LLC ("JBSAC"), JKS Separate Property Trust ("JKS") and Patrick P. Gehl, or otherwise to purchase outstanding shares of MS capital stock and each Shareholder (on behalf of itself and its Affiliates) agrees that as of the Closing Date, such rights and the Purchase Option Agreement will terminate without the payment of any additional consideration therefor.

         7.9 WAIVER AND TERMINATION OF SHAREHOLDER RIGHTS. Upon the execution of this Agreement, each Shareholder (on behalf of such Shareholder and its Affiliates) and MS hereby waive any and all rights such party or its Affiliates may have under that certain Shareholders Agreement dated as of August 11, 1998 by and among MS, JBSAC, Epicor (as successor to DataWorks), JKS and Patrick P. Gehl and agree that as of the Closing Date, such rights and the Shareholders Agreement will terminate without the payment of any additional consideration therefor.



         7.10 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         7.11 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         7.13 GOVERNING LAW; VENUE.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in



                                     45.

any state or federal court located in the County of San Diego, California. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to
the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located
in the County of San Diego, California shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) Each Selling Shareholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Selling Shareholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing contained in Section 7.13(b) or 7.13(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against MS or any of the Selling Shareholders in any other forum or jurisdiction.

                  (e) The Selling Shareholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

                  (f) The Selling Shareholders and the Purchaser (for itself and the Indemnitees) irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         7.14 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: MS and its successors and assigns (if any); the Selling Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: MS; the Selling Shareholders; the Purchaser; the other Indemnitees (subject to Section 6.10); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         7.15 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative).



                                   46.

                  (a) Each Selling Shareholder agrees that:

                           (i) in the event of any Breach or threatened Breach
by such Selling Shareholder of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

                           (ii) neither the Purchaser nor any other Indemnitee
shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

                  (b) The Purchaser agrees that in the event of any Breach or threatened Breach by such Purchaser of any covenant, obligation or other provision set forth in this Agreement, the Selling Shareholders shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach. The Selling Shareholders shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         7.16     WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.17 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Agent.

         7.18 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.



                                    47.

         7.19 PARTIES IN INTEREST. Except for the provisions of Section 6 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         7.20 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         7.21     CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         7.22 NEGOTIATION OF DISPUTES. If a dispute arises between the parties relating to the interpretation or performance of this Agreement, including any right of setoff, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Purchaser and the Agent for resolution. Such persons shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Executive Officer, Chief Financial Officer or General Counsel of the Purchaser and the Agent have not succeeded in negotiating a resolution of the dispute, such dispute may be resolved through arbitration pursuant to
Section 7.24.

         7.23 TRANSACTION FEE. The Selling Shareholders agree to pay to Parker Mulcahy & Associates from the first installment of the Purchase Price, a fee in the amount of $35,000.

         7.24 ARBITRATION. Disputes that have not been successfully resolved pursuant to Section 7.22 may be submitted to final and binding arbitration under the then current commercial rules and regulations of JAMS Endispute ("JAMS") relating to voluntary arbitration in San Diego, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the



                                     48.

JAMS rules. If a party fails to designate an arbitrator within the time limits set by the JAMS rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at issue in the dispute. Each party shall initially bear its own costs and legal fees associated with such arbitration and the parties shall split the cost of the arbitrators. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration including cost of the arbitrators. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement, shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages in excess of any limitations set forth in this Agreement.

         7.25 DELOITTE & TOUCHE CONSENT. The Agent shall use its best efforts to obtain any consent of Deloitte & Touche LLP required by the Purchaser in connection with the filing of any consolidated financial statements of the Purchaser in any registration statement, report or other filing made by the Purchaser or the parent of the Purchaser with the Securities and Exchange Commission, or any blue sky securities authority or any securities exchange or market.

         7.26 TITAN AS SIGNING PARTY. Titan is signing this Agreement solely as a party to Sections 1.2(c) and 5.4 and Titan does not guarantee performance of any of the Purchaser's obligations under this Agreement.



                                      49.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.



PURCHASER:                                    CAYENTA.COM, INC.,
                                              a Delaware corporation



                                              By:
                                                   -----------------------

                                              Its:
                                                   -----------------------

MS:                                           J.B. SYSTEMS, INC.,
                                              a California corporation



                                              By:
                                                       ---------------------
                                                       Ronald S. Parker
                                                       Chairman of the Board


                                              By:
                                                       ---------------------
                                                       Chris S. Jacobsen
                                                       Secretary


SELLING SHAREHOLDERS:                         JKS SEPARATE PROPERTY TRUST



                                              By:
                                                       ---------------------
                                                       Jan Karen Stevens
                                                       Trustee





                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                              THE GEHL LIVING TRUST



                                              By:
                                                       ---------------------
                                                       Patrick P. Gehl
                                                       Co-Trustee


                                              JBS ACQUISITION COMPANY, LLC



                                              By:
                                                       ---------------------
                                                       Ronald S. Parker
                                                       Chairman


                                              EPICOR SOFTWARE CORPORATION



                                              By:
                                                       ---------------------
                                              Name:
                                                       ---------------------
                                              Title:
                                                       ---------------------




                                              ------------------------------
                                              MARK STEVENS



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                              THE TITAN CORPORATION,
                                              a Delaware corporation



                                              By:
                                                   ---------------------------

                                              Its:
                                                   ---------------------------





                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale or other disposition of all or any portion of MS's business or assets (other than in the Ordinary Course of Business);

                  (b) the issuance, sale or other disposition of (i) any capital stock of MS, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of MS, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of MS; or

                  (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving MS.

         AGENT. "Agent" shall have the meaning specified in Section 7.2 of the Agreement.

         AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CLOSING. "Closing" shall have the meaning specified in Section 1.4(a) of the Agreement.

         CLOSING CERTIFICATE. "Closing Certificate" shall have the meaning specified in Section 1.4(b)(v) of the Agreement.

         CLOSING DATE. "Closing Date" shall have the meaning specified in
Section 1.4(a) of the Agreement.

         CODE. "Code" shall mean the Internal Revenue Code of 1986.

         COMPANY. "Company" shall mean MS.

         COMPANY PLAN. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than MS) of comparable size to MS that are engaged in businesses similar to MS's business.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         CURRENT BENEFIT PLAN. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

                  (a) that was established or adopted by MS or any ERISA Affiliate or is maintained or sponsored by MS;

                  (b) in which MS participates;

                  (c) with respect to which MS or any ERISA Affiliate is or may be required or permitted to make any contribution; or

                  (d) with respect to which MS or any ERISA Affiliate is or may become subject to any Liability.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of MS and the Selling Shareholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with MS under Section 414 of the Code.

         EXCLUDED CONTRACT. "Excluded Contract" shall mean any MS Contract that:

                  (a) MS has entered into in the Ordinary Course of Business;

                  (b) has a term of less than 12 months or may be terminated by MS (without penalty) within 90 days after the delivery of a termination notice by MS; and

                  (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $25,000.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the MS Financial Statements were prepared.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b) right under any Contract with any Governmental Body.

         GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any:

                  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest other than any contract, subcontract, letter contract, purchase order or delivery order that was fully performed by MS before the Closing Date.

         HAZARDOUS MATERIAL.  "Hazardous Material" shall include:

                  (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                  (b) any waste, gas or other substance or material that is explosive or radioactive;

                  (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

                  (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

                  (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITEES.  "Indemnitees" shall mean the following Persons:

                  (a) the Purchaser;

                  (b) the Purchaser's current and future affiliates (including
         MS);

                  (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                  (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

         PROVIDED, HOWEVER, that (i) MS shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Shareholders shall not be deemed to be "Indemnitees."

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

         MS shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, management employee or other Representative of MS has Knowledge of such fact or other matter.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MS. "MS" shall mean J.B. Systems, Inc. dba Mainsaver Corporation and Mainsaver, a California corporation.

         MS CONTRACT. "MS Contract" shall mean any Contract:

                  (a) to which MS is a party;

                  (b) by which MS or any of its assets is or may become bound or under which MS has, or may become subject to, any obligation; or

                  (c) under which MS has or may acquire any right or interest.

         MS FINANCIAL STATEMENTS. "MS Financial Statements" shall have the meaning specified in Section 2.4(a) of the Agreement.

         MS RETURNS. "MS Returns" shall have the meaning specified in Section 2.18(a) of the Agreement.

         OPTIONS. "Options" shall mean all options to acquire Class B Nonvoting Common Stock under the 1998 Stock Option/Stock Issuance Plan and any other options, warrants or other rights to acquire any capital stock of MS.

         ORDER. "Order" shall mean any:

                  (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of MS shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with MS's past practices and is taken in the ordinary course of MS's normal day-to-day operations;

                  (b) such action is taken in accordance with sound and prudent business practices;

                  (c) such action is not required to be authorized by MS's shareholders, MS's board of directors or any committee of MS's board of directors and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to MS's business.

         PAST BENEFIT PLAN. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

                  (a) of which MS or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by MS or by any ERISA Affiliate;

                  (b) in which MS or any ERISA Affiliate has ever participated;

                  (c) with respect to which MS or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

                  (d) with respect to which MS or any ERISA Affiliate has ever been subject to any Liability.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         PURCHASE PRICE. "Purchase Price" shall have the meaning specified in
Section 1.2 of the Agreement.

         PURCHASER. "Purchaser" shall mean Cayenta.com, Inc., a Delaware corporation.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

                  (a) each of the Selling Shareholders;

                  (b) each individual who is, or who has at any time been, an officer of MS;

                  (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

                  (d) any Entity (other than MS) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, management employees or agents, attorneys, accountants and other professional advisors and representatives. The Selling Shareholders and all other Related Parties shall be deemed to be "Representatives" of MS.

         SELLING SHAREHOLDERS. "Selling Shareholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         SHARES. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

         SPECIFIED REPRESENTATIONS. "Specified Representations" shall mean the representations and warranties set forth in Sections 2.1, 2.3, 2.18 and 2.21 of the Agreement.

         SPOUSAL CONSENTS. "Spousal Consents" shall mean the Spousal Consents being executed by the respective spouses of the Selling Shareholders contemporaneously with the execution and delivery of the Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS.  "Transactional Agreements" shall mean:

                  (a) the Agreement;

                  (b) the Spousal Consents;

                  (c) the Noncompetition Agreement referred to in Section 1.4(b)(ii) of the Agreement;

                  (d) the Employment Agreement referred to in Section 1.4(b)(iii) of the Agreement;

                  (e) the General Release referred to in Section 1.4(b)(iv) of the Agreement; and

                  (f) the Closing Certificate.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                           (i) the sale of the Shares by the Selling
Shareholders to the Purchaser in accordance with the Agreement; and

                           (ii) the performance by MS, the Selling Shareholders
and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by MS, the Selling Shareholders and the Purchaser of their respective rights under the Transactional Agreements.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 2.4(a)(iii) of the Agreement.

         WORKING CAPITAL. "Working Capital" shall mean as of the Closing Date the difference between MS' current assets and MS' current liabilities as determined under GAAP except that the calculation of Working Capital will exclude the principal outstanding balance under MS' credit facility with Union Bank of California, N.A. provided that the total principal balance does not exceed $1,800,000 and exclude the current portion of capital leases. Notwithstanding the foregoing, any cash contributions made or deemed to be made by Purchaser at Closing to fund the cash-out of Options or Warrants or the repayment or retirement of indebtedness, the receipt of the exercise price of the Stevens Options and the deemed receipt of the exercise price of the cashed out Options and Warrants shall be excluded from the calculation of Working Capital and any indebtedness required or repaid concurrently with the Closing shall be deemed to remain on the books of the Closing Date.

         YEAR 2000 COMPLIANT. "Year 2000 Compliant" shall mean, in regard to any product sold, marketed or distributed or internal system, that such product or internal system can individually continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to such product or internal system, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates that allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways that are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

                                CONSENT OF SPOUSE


         The undersigned acknowledges that the undersigned has read the Stock Purchase Agreement, dated as of November 2, 1999, among: CAYENTA.COM, INC., a Delaware corporation (the "PURCHASER"), JB SYSTEMS, INC., doing business as J.B. SYSTEMS, INC. D.B.A. MAINSAVER and MAINSAVER CORPORATION, a California corporation ("MS"), and the following parties (the "SELLING SHAREHOLDERS"): JKS SEPARATE PROPERTY TRUST, THE GEHL LIVING TRUST, JBS ACQUISITION COMPANY, LLC, EPICOR SOFTWARE CORPORATION and MARK STEVENS (the "AGREEMENT"). Capitalized terms used and not otherwise defined in this Consent of Spouse have the respective meanings given to them in the Agreement.

         The undersigned, intending to be legally bound:

         1. represents and warrants that the undersigned is the spouse of _____________;

         2. consents to and approves the execution, delivery and performance by the undersigned's spouse of, and agrees to be bound by, (i) the Agreement, (ii) the General Release to be executed and delivered by the undersigned's spouse at the Closing, (iii) the Noncompetition Agreement to be executed and delivered by the undersigned's spouse at the Closing, (iv) the Employment Agreement to be executed and delivered by the undersigned's spouse at the Closing, and (v) the Closing Certificate;

         3. consents to and approves (i) the sale to the Purchaser of those of the Shares held by the undersigned's spouse, and (ii) the consummation of the Transactions;

         4. agrees that, as of the Closing, the undersigned's entire interest (including, without limitation, the undersigned's entire community property interest), if any, in the Shares shall automatically be assigned and transferred to the Purchaser (without the necessity of any further signature or action on the part of, or any notice to, the undersigned);

         5. agrees that, as of the Closing, any rights or claims that the undersigned may have against or with respect to MS or any of the Shares shall automatically be fully, irrevocably and unconditionally waived, released and discharged (without the necessity of any further signature or action on the part of, or any notice to, the undersigned);

         6. represents and warrants that the undersigned has never assigned or transferred (and has never purported or agreed to assign or transfer), to any Person, any interest in, or any right or claim against or with respect to, MS or any of the Shares or to be released or transferred by the undersigned's spouse;

         8. agrees to execute and deliver any document, and to take any other action, that the Purchaser may reasonably request for the purpose of (i) vesting in the Purchaser good and valid title to the Shares, free of any Encumbrances, or (ii) facilitating, consummating or evidencing any of the Transactions;

         9. irrevocably appoints the undersigned's spouse (with full power of substitution) as the undersigned's agent and attorney-in-fact for the purpose of executing and delivering (on



                                   1.

behalf of the undersigned) any Contract, Consent or other document, and for the purpose of taking any other action, relating directly or indirectly to MS or any of the Shares; and

         10. represents and warrants that the undersigned has had the opportunity to obtain legal advice, from counsel of the undersigned's own choosing, as to the undersigned's legal rights and as to the legal effect of this Consent of Spouse.

         The representations, warranties, covenants, obligations and other provisions set forth in this Consent of Spouse shall survive the Closing, notwithstanding any investigation conducted with respect thereto or any Knowledge of the Purchaser or any other Person.


         Dated:             , 1999


                                                ------------------------------
                                                [NAME]



                                     2.

===============================================================================

                            STOCK PURCHASE AGREEMENT


                                     among:


                                CAYENTA.COM, INC.
                             a Delaware corporation;


                               J.B. SYSTEMS, INC.
                                     D.B.A.
                      MAINSAVER CORPORATION AND MAINSAVER,
                            a California corporation;

                                       and

               JKS SEPARATE PROPERTY TRUST, THE GEHL LIVING TRUST,
                         JBS ACQUISITION COMPANY, LLC,
                        EPICOR SOFTWARE CORPORATION AND
                                  MARK STEVENS

                                      and

                             THE TITAN CORPORATION
                             a Delaware corporation


                                 --------------
                          Dated as of November 2, 1999
                                 --------------

===============================================================================


                                TABLE OF CONTENTS

                                                                                      PAGE
1.       SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS..............................1

         1.1      Sale and Purchase of Shares...........................................1

         1.2      Purchase Price........................................................1

         1.3      Post-Closing Purchase Price Adjustment................................3

         1.4      Closing...............................................................4

2.       REPRESENTATIONS AND WARRANTIES OF MS AND SELLING SHAREHOLDERS..................4

         2.1      Due Organization; No Subsidiaries; Etc................................4

         2.2      Articles of Incorporation and Bylaws; Records.........................5

         2.3      Capitalization, Etc...................................................6

         2.4      Financial Statements..................................................7

         2.5      Absence of Changes....................................................8

         2.6      Title to Assets.......................................................9

         2.7      Bank Accounts........................................................10

         2.8      Receivables; Major Customers.........................................10

         2.9      Inventory............................................................11

         2.10     Equipment, Etc.......................................................11

         2.11     Real Property........................................................12

         2.12     Proprietary Assets...................................................12

         2.13     Contracts............................................................13

         2.14     Security Matters.....................................................17

         2.15     Liabilities; Major Suppliers.........................................17

         2.16     Compliance With Legal Requirements...................................18

         2.17     Governmental Authorizations..........................................18

         2.18     Tax Matters..........................................................20

         2.19     Employee and Labor Matters...........................................21

         2.20     Benefit Plans; ERISA.................................................22

         2.21     Environmental Matters................................................24

         2.22     Sale of Products; Performance of Services............................25

         2.23     Insurance............................................................26

         2.24     Related Party Transactions...........................................27


                              TABLE OF CONTENTS

                                   CONTINUED

                                                                                      PAGE
         2.25     Certain Payments, Etc................................................27

         2.26     Proceedings; Orders..................................................28

         2.27     Authority; Binding Nature of Agreements..............................29

         2.28     Non-Contravention; Consents..........................................29

         2.29     Year 2000 Compliance.................................................30

         2.30     Brokers..............................................................30

         2.31     Selling Shareholders.................................................31

         2.32     Full Disclosure......................................................31

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................32

         3.1      Acquisition of Shares................................................32

         3.2      Authority; Binding Nature of Agreement...............................32

         3.3      Brokers..............................................................32

4.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.......................32

         4.1      Accuracy of Representations..........................................33

         4.2      Performance of Obligations...........................................33

         4.3      Approval of Purchaser's Board of Directors; Consents.................33

         4.4      No Adverse Change....................................................33

         4.5      Additional Documents.................................................33

         4.6      No Proceedings.......................................................33

         4.7      No Claim Regarding Stock Ownership or Sale Proceeds..................34

         4.8      No Prohibition.......................................................34

         4.9      Termination of Warrant Rights........................................34

         4.10     Termination of Options...............................................34

5.       CONDITIONS PRECEDENT TO SELLING SHAREHOLDERS' OBLIGATION TO CLOSE.............34

         5.1      Accuracy of Representations..........................................34

         5.2      Purchaser's Performance..............................................34

         5.3      No Injunction........................................................35

         5.4      Modification of Gehl Note............................................35

6.       INDEMNIFICATION, ETC..........................................................35

         6.1      Survival of Representations and Covenants............................35

                                                ii.

                              TABLE OF CONTENTS

                                   CONTINUED

                                                                                      PAGE
         6.2      Indemnification by Selling Shareholders..............................35

         6.3      Threshold/Limitation.................................................37

         6.4      Right to Require Cure of Breach......................................37

         6.5      No Contribution......................................................38

         6.6      Interest.............................................................38

         6.7      Setoff...............................................................38

         6.8      Nonexclusivity of Indemnification Remedies...........................39

         6.9      Defense of Third Party Claims........................................39

         6.10     Exercise of Remedies by Indemnitees Other Than Purchaser.............40

         6.11     Survival of Indemnity in favor of MS.................................40

7.       MISCELLANEOUS PROVISIONS......................................................41

         7.1      Joint and Several Liability..........................................41

         7.2      Selling Shareholders' Agent..........................................41

         7.3      Further Assurances...................................................42

         7.4      Fees and Expenses....................................................42

         7.5      Attorneys' Fees......................................................43

         7.6      Notices..............................................................43

         7.7      Publicity............................................................45

         7.8      Waiver and Termination of Epicor Option Rights.......................45

         7.9      Waiver and Termination of Shareholder Rights.........................45

         7.10     Time of the Essence..................................................46

         7.11     Headings.............................................................46

         7.12     Counterparts.........................................................46

         7.13     Governing Law; Venue.................................................46

         7.14     Successors and Assigns...............................................47

         7.15     Remedies Cumulative; Specific Performance............................47

         7.16     Waiver...............................................................47

         7.17     Amendments...........................................................48

         7.18     Severability.........................................................48

         7.19     Parties in Interest..................................................48


                                            iii.

                              TABLE OF CONTENTS

                                   CONTINUED

                                                                                      PAGE
         7.20     Entire Agreement.....................................................48

         7.21     Construction.........................................................48

         7.22     Negotiation of Disputes..............................................49

         7.23     Transaction Fee......................................................49

         7.24     Arbitration..........................................................49

         7.25     Deloitte & Touche Consent............................................49

         7.26     Titan as Signing Party...............................................49


EXHIBITS

Exhibit A:        Certain Definitions
Exhibit B:        Form of Noncompetition Agreement
Exhibit C:        Form of Employment Agreement
Exhibit D:        Form of General Release
Exhibit E:        Form of opinion letter from Chris Jacobsen
Exhibit F:        Form of Patrick P. Gehl's New Note


DISCLOSURE SCHEDULES

Part 2.1(c):          Foreign Qualifications
Part 2.1(d):          Directors & Officers
Part 2.3(d):          Repurchase of Capital Stock or Other Securities
Part 2.5:             Absence of Changes
Part 2.6(b):          Leased or Licensed Assets
Part 2.7:             Bank Accounts
Part 2.8(a):          Receivables - Breakdown & Aging
Part 2.8(b):          Receivables - Not Collected
Part 2.8(c):          Revenues - Breakdown
Part 2.9:             Inventory
Part 2.10(a):         Tangible Assets
Part 2.10(b):         Tangible Assets - Compliance/Condition
Part 2.11:            Real Property Leases - Description
Part 2.12(a):         Company Proprietary Assets
Part 2.12(b):         Disclosure of Company Proprietary Assets
Part 2.12(d):         Exceptions
Part 2.12(e):         Licenses/Covenants
Part 2.12(f):         Company Employees Confidential Information Agreement



                                 iv.

                              TABLE OF CONTENTS

                                   CONTINUED

                                                                          PAGE
Part 2.13(a):         Contracts
Part 2.13(c):         Contracts - Breach/Violation
Part 2.13(e):         Contracts - Guarantee/Compliance/Warranties
Part 2.13(i):         Contracts - Bids/Offers
Part 2.13(j):         Contracts - Backlog
Part 2.15(a):         Liabilities
Part 2.15(b)(i):      Accounts Payable - Breakdown/Aging
Part 2.15(b)(ii):     Customer Deposits
Part 2.15(b)(iii):    Long Term Debt
Part 2.15(d):         Large Suppliers
Part 2.16(a):         Exceptions to Compliance with Legal Requirements
Part 2.17(a):         Governmental Authorizations
Part 2.17(b):         Exceptions
Part 2.18(b):         List of Tax Returns
Part 2.18(d)          Tax Examinations/Audits
Part 2.18(e)          Tax Liabilities
Part 2.19(a)          Employee Information
Part 2.19(a)          Benefits Payable to Former Employees
Part 2.20(a)          Current & Past Employee Benefit Plans
Part 2.20(g)          New Benefit Plan
Part 2.21(c)          Exceptions Regarding Hazardous Material
Part 2.22(d)          Claims
Part 2.23(a)          Schedule of Insurance Policies
Part 2.23(b)          Pending Claims
Part 2.24             Related Party Transactions
Part 2.26(a)          Pending Proceedings/Threats
Part 2.26(b)          Past Proceedings
Part 2.28             Consents
Part 2.32(b)          Exceptions to Full Disclosure



                                  v.